                                                                Exhibit 23-1









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-16285 of Michigan Consolidated Gas Company on Form S-3 of our report dated February 7, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation"), appearing in this Annual Report on Form 10-K of Michigan Consolidated Gas Company for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Detroit, Michigan
February 28, 1997